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                                                                    Exhibit 23.1

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

   We consent to the use in this Amendment No. 1 to Registration Statement No. 333-41878 of PMC-Sierra, Inc. on Form S-4 of our report dated January 17, 2000 (July 11, 2000, as to Notes 2 and 14 on the financial statements of PMC-Sierra, Inc. for the years ended December 31, 1999, 1998 and 1997, appearing in the proxy statement-prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Vancouver, British Columbia, Canada

July 26, 2000